Exhibit 10.1

AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT
THIS AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of April 24, 2020 by and among FORTIVE CORPORATION, a Delaware corporation (the “Company”), each of the Lenders (as defined in the Credit Agreement) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Company, the Administrative Agent and the Lenders from time to time party thereto have entered into that certain Amended and Restated Credit Agreement, dated as of November 30, 2018 (as amended by that certain Amendment No. 1 to Revolving Credit Agreement dated as of February 21, 2019, Amendment No. 2 to Revolving Credit Agreement dated February 25, 2020, and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which such Lenders agreed to provide the Company with a revolving credit facility; and
WHEREAS, the Company has requested that the Credit Agreement be amended as set forth herein, and the Lenders party hereto have agreed to such amendments subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the terms hereof, the parties hereto agree as follows:
1.Amendments to Credit Agreement. Subject to the terms and conditions set forth herein:
(a) Section 1.01 of the Credit Agreement shall be amended by inserting the following new defined terms, in alphabetical order, into Section 1.01:
““Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Amendment No. 3 Effective Date” means April 24, 2020.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”

(b) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement shall be amended so that, after giving effect to this Amendment, “Applicable Rate” shall be replaced and shall read in its entirety as follows:
““Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

(i) From the Amendment No. 3 Effective Date until December 31, 2021:

(a) At all times that the Consolidated Net Leverage Ratio is less than or equal to (x) 4.00 to 1.00 as of the end of the fiscal quarters ending June 26, 2020, September 25, 2020 and December 31, 2020 or (y) 3.50 to 1.00 as of the end of the fiscal quarters ending April 2, 2021, July 2, 2021, October 1, 2021 and December 31, 2021:

Pricing Level	Debt Rating S&P/Moody’s	Facility Fee	Eurocurrency Rate Loans	Base Rate Loans
1	≥ A / A2	0.07%	0.805%	0.00%
2	A- / A3	0.09%	0.910%	0.00%
3	BBB+ / Baa1	0.10%	1.025%	0.025%
4	BBB / Baa2	0.125%	1.125%	0.125%
5	≤BBB- / Baa3	0.20%	1.175%	0.175%

and

(b) At all times that the Consolidated Net Leverage Ratio is greater than (x) 4.00 to 1.00 as of the end of the fiscal quarters ending June 26, 2020, September 25, 2020 and December 31, 2020 or (y) 3.50 to 1.00 as of the end of the fiscal quarters ending April 2, 2021, July 2, 2021, October 1, 2021 and December 31, 2021:

Pricing Level	Debt Rating S&P/Moody’s	Facility Fee	Eurocurrency Rate Loans	Base Rate Loans
1	≥ A / A2	0.12%	1.180%	0.180%
2	A- / A3	0.14%	1.285%	0.285%
3	BBB+ / Baa1	0.15%	1.400%	0.400%
4	BBB / Baa2	0.175%	1.500%	0.500%
5	≤ BBB- / Baa3	0.25%	1.550%	0.550%

and
(ii) Commencing on January 1, 2022 and continuing thereafter:

Pricing Level	Debt Rating S&P/Moody’s	Facility Fee	Eurocurrency Rate Loans	Base Rate Loans
1	≥ A / A2	0.07%	0.805%	0.00%
2	A- / A3	0.09%	0.91%	0.00%
3	BBB+ / Baa1	0.10%	1.025%	0.025%
4	BBB / Baa2	0.125%	1.125%	0.125%
5	≤BBB- / Baa3	0.20%	1.175%	0.175%

For purposes of the definition of “Applicable Rate,” “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Company has only one Debt Rating, the Pricing Level for such Debt Rating shall apply; and (d) if the Company does not have any Debt Rating, Pricing Level 5 shall apply.
On the Amendment No. 3 Effective Date, the Applicable Rate shall be determined based upon Pricing Level 3 of subsection (i)(a) above. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Applicable Rate shall be determined based upon the applicable Pricing Level of subsection (i)(b) above, as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.”
(c) The definition of “Bail-In Action” set forth in Section 1.01 of the Credit Agreement shall be amended so that, after giving effect to this Amendment, “Bail-In Action” shall be replaced and shall read in its entirety as follows:

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”
(d) The definition of “Bail-In Legislation” set forth in Section 1.01 of the Credit Agreement shall be amended so that, after giving effect to this Amendment, “Bail-In Legislation” shall be replaced and shall read in its entirety as follows:
““Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”
(e) The definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement shall be amended so that, after giving effect to this Amendment, “Base Rate” shall be replaced and shall read in its entirety as follows
““Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as so determined would be less than (i) after the Amendment No. 3 Effective Date through and including December 31, 2021, 1.25%, such rate shall be deemed 1.25% for purposes of this Agreement; and (ii) on January 1, 2022 and continuing thereafter, zero, such rate shall be deemed zero for purposes of this Agreement.”
(f) Clause (c) of the definition of “Eurocurrency Rate” set forth in Section 1.01 of the Credit Agreement shall be amended so that, after giving effect to this Amendment, such clause (c) shall be replaced and shall read in its entirety as follows:
“(i) if, after the Amendment No. 3 Effective Date through and including December 31, 2021, the Eurocurrency Rate shall be less than 0.25%, such rate shall be deemed 0.25% for purposes of this Agreement; and (ii) if, on January 1, 2022 and continuing thereafter, the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.”

(g) The definition of “Write-Down and Conversion Powers” set forth in Section 1.01 of the Credit Agreement shall be amended so that, after giving effect to this Amendment, “Write-Down and Conversion Powers” shall be replaced and shall read in its entirety as follows:
““Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”
(h) The second to last paragraph of Section 3.03(c) of the Credit Agreement shall be amended so that, after giving effect to this Amendment, such paragraph shall be replaced and shall read in its entirety as follows:
“Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than (i) at all times through and including December 31, 2021, 0.25% for purposes of this Agreement, and (ii) on January 1, 2022 and continuing thereafter, zero for purposes of this Agreement.”
(i) Section 5.15 of the Credit Agreement shall be amended so that, after giving effect to this Amendment, such Section 5.15 shall be replaced and shall read in its entirety as follows:
“5.15 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.”
(j) Section 7.01(s) of the Credit Agreement shall be amended so that, after giving effect to this Amendment, Section 7.01(s) shall be replaced and shall read in its entirety as follows:
“(s) other Liens securing Indebtedness in an aggregate outstanding principal amount, that together, without duplication, with all other Indebtedness of the Company and its Subsidiaries that is secured by Liens not otherwise permitted under subsections (a) through (r) above (if originally issued, assumed or guaranteed at such time), does not at any time exceed (i) on any date of determination from the Amendment No. 3 Effective Date through December 31, 2021, an amount equal to 11.25% of the Consolidated Net Assets of the Company and its Subsidiaries as of the then most recently completed fiscal quarter of the Company prior to such date and (ii) when added to Indebtedness of any Subsidiary permitted by Section 7.07(m) (and not otherwise permitted under Section 7.07(a) through (l)) on any date of determination (other than Indebtedness incurred by any Designated Borrower under this Agreement), the Permitted Priority Amount on any such date; and”

(k) Section 7.04(a) of the Credit Agreement shall be amended so that, after giving effect to this Amendment, Section 7.04(a) shall be replaced and shall read in its entirety as follows:
“(a) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Company beginning with the fiscal quarter ending December 31, 2018 to be greater than the ratio for such period as set forth below:

Four Fiscal Quarters Ending	Maximum Consolidated Net Leverage Ratio
December 31, 2018 through December 31, 2019	3.50 to 1.00
March 27, 2020	3.50 to 1.00
June 26, 2020	4.75 to 1.00
September 25, 2020	4.75 to 1.00
December 31, 2020	4.75 to 1.00
April 2, 2021	4.75 to 1.00
July 2, 2021	4.50 to 1.00
October 1, 2021	4.25 to 1.00
December 31, 2021	3.75 to 1.00
April 1, 2022 and each fiscal quarter thereafter	3.50 to 1.00

provided that, (i) with respect to any fiscal quarter ended after the Closing Date and prior to the Amendment No. 3 Effective Date, the maximum Consolidated Net Leverage Ratio permitted by this Section shall be increased to 4.00 to 1.00 for such fiscal quarters that are within the four full fiscal quarters immediately following the consummation of a Material Acquisition by the Company or a Subsidiary, and (ii) commencing with the fiscal quarter ending April 1, 2022, the maximum Consolidated Net Leverage Ratio permitted by this Section shall be increased to 4.00 to 1.00 for the four consecutive full fiscal quarters immediately following the consummation of a Material Acquisition by the Company or a Subsidiary in the fiscal quarter ending October 1, 2021 (or any fiscal quarter thereafter).”
(l) Section 7.07(m) of the Credit Agreement shall be amended so that, after giving effect to this Amendment, Section 7.07(m) shall be replaced and shall read in its entirety as follows:
“(m) other Indebtedness not otherwise permitted under this Section 7.07 unless an Event of Default shall have occurred and be continuing at the time of incurring such Indebtedness or would result therefrom; provided that the aggregate principal amount of Indebtedness of Subsidiaries not otherwise permitted under subsections (a) through (l) above (other than any Indebtedness incurred by any Designated Borrower under this Agreement), when added, without duplication, to secured Indebtedness of the Company and any Subsidiary permitted by Section 7.01(s) (and not otherwise permitted under Section 7.01(a) through (r)) and any other Indebtedness of the Company that is Guaranteed by any Subsidiary (other than any Indebtedness permitted by Section 7.07(j) or (l)), shall not exceed the Permitted Priority Amount on any such date.”

(m) Section 11.24 of the Credit Agreement shall be amended so that, after giving effect to this Amendment, Section 11.24 shall be replaced and shall read in its entirety as follows:
“11.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
1.the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
2.the effects of any Bail-In Action on any such liability, including, if applicable:
a.a reduction in full or in part or cancellation of any such liability;
b.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.”
(m) Exhibit D of the Credit Agreement (Form of Compliance Certificate) is amended in its entirety so that, after giving effect to this Amendment, Exhibit D is replaced by Exhibit A attached hereto and incorporated herein by reference.
2.Effectiveness; Conditions Precedent. This Amendment, and the amendments to the Credit Agreement provided in Section 1 hereof, shall become effective on the first Business Day on which the following conditions are satisfied or waived (such date, the “Effective Date”):
i.The Administrative Agent shall have received counterparts of this Amendment, duly executed by the Company, the Administrative Agent and the Required Lenders, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf), but such delivery will be promptly followed by the delivery of original signature pages by each Person party hereto unless waived by the Administrative Agent.

ii.(i) The Company shall have paid any fees in required to be paid on date hereof pursuant to that certain Engagement Letter dated as of April 23, 2020 by and among the Company, Bank of America and BofA Securities, Inc.; and (ii) all fees and expenses payable to the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent (to the extent due and payable under Section 11.04 of the Credit Agreement) estimated to date and for which invoices have been presented at least two (2) Business Days prior to the date hereof) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
3.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Administrative Agent and the Lenders, as follows:
iii.No Default or Event of Default exists as of the date hereof or would result from, or after giving effect to, the amendments contemplated hereby;
iv.the representations and warranties of the Borrowers contained in Article V of the Credit Agreement and in each other Loan Document to which the Company is party are true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof), on and as of the Effective Date, after giving effect to the amendments contemplated hereby, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of this clause (b), (i) the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (ii) the representations and warranties in subsection (c) of Section 5.05 of the Credit Agreement, subsection (b) of Section 5.06 of the Credit Agreement and Section 5.10 of the Credit Agreement need only be true and correct on and as of the Closing Date;
v.the Company has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Amendment;
vi.the execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Company’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation to which the Company is a party except to the extent that such conflict, breach, contravention, Lien or violation could not reasonably be expected to have a Material Adverse Effect or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject; or (iii) violate any Law in any material respect;
vii.this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

viii.no Subsidiaries of the Company are currently designated as “Designated Borrowers” under the Credit Agreement.
4.Entire Agreement. This Amendment, together with all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.
5.Full Force and Effect of Credit Agreement. Except as hereby specifically amended, waived, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its terms.
6.Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 11.17 and 11.18 of the Credit Agreement.
7.Enforceability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.References; Interpretation. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement, and shall constitute a “Loan Document” under and as defined in the Credit Agreement. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.
9.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 11.07 of the Credit Agreement.
10.No Novation; Reaffirmation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder. The Company hereby (a) affirms and confirms each of the Loan Documents to which it is a party and its Obligations thereunder, and (b) agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document shall continue to be in full force and effect.

11.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
[Remainder of page is intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year first written above.

COMPANY:
FORTIVE CORPORATION

By: /s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President and Treasurer

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

BANK OF AMERICA, N.A, as Administrative Agent

By: /s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

BANK OF AMERICA, N.A, as a Lender and Swing Line Lender
By: /s/ Erron Powers
Name: Erron Powers
Title: Director

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

BNP PARIBAS, as a Lender

By: /s/ Christopher Sked
Name: Christopher Sked
Title: Managing Director

By: /s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

CITIBANK, N.A., as a Lender

By: /s/ Susan Manuelle
Name: Susan Manuelle
Title: Vice President

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Ilene Hernandez
Name: Ilene Hernandez
Title: Vice President

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Jun Ashley
Name: Jun Ashley
Title: Director

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Kurban H. Merchant
Name: Kurban H. Merchant
Title: Vice President

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

BARCLAYS BANK PLC, as a Lender

By: /s/ Craig Malloy
Name: Craig Malloy
Title: Director

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Jack Kuhns
Name: Jack Kuhns
Title: Authorized Signatory

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

MUFG BANK, LTD., as a Lender

By: /s/ Jeffrey Flagg
Name: Jeffrey Flagg
Title: Authorized Signatory

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Frans Braniotis
Name: Frans Braniotis
Title: Managing Director

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

UBS AG, Stamford Branch, as a Lender

By: /s/ Darlene Arias
Name: Darlene Arias
Title: Director

By: /s/ Anthony Joseph
Name: Anthony Joseph
Title: Associate Director

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

Credit Suisse AG, Cayman Islands Branch, as a Lender

By: /s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

By: /s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Marshall J. Trenckmann
Name: Marshall J. Trenckmann
Title: Executive Director

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

PNC Bank, National Association, as a Lender

By: /s/ Jennifer L. Shafer
Name: Jennifer L. Shafer
Title: Vice President

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

Wells Fargo Bank, National Association, as a Lender

By: /s/ Richard T. Zell
Name: Richard T. Zell
Title: Director

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

Bank of China, New York Branch, as a Lender

By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

TRUIST BANK (formerly known as Branch Banking and Trust Company), as a Lender

By: /s/ Paige Scheper
Name: Paige Scheper
Title: Vice President

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

Deutsche Bank AG New York Branch, as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By: /s/ Annie Chung
Name: Annie Chung
Title: Director

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

WESTPAC BANKING CORPORATION, as a Lender

By: /s/ Richard Yarnold
Name: Richard Yarnold
Title: Tier Two Attorney

Fortive Corporation
Amendment No. 3 to Revolving Credit Agreement
Signature Page

Exhibit A

Amended Form of Compliance Certificate

See attached.

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 30, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Fortive Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the         of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.
3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and
[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it.]
--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
•Check for distribution to PUBLIC and Private side Lenders. 1
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of    ,   .
FORTIVE CORPORATION

By:
Name:
Title:

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2to the Compliance Certificate($ in 000’s)

I. Section 7.04(a) – Consolidated Net Leverage Ratio.

        A. Consolidated Net Funded Indebtedness at Statement Date without giving effect to clauses (d) or (e) of the definition thereof: $___________
        B. Unencumbered and unrestricted cash of the Company and its Subsidiaries located in the United States in excess of $50,000,000: $___________
        C. Sixty-five percent of unencumbered and unrestricted cash of the Company and its Subsidiaries located outside the United States: $___________
        D. Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):
1. Consolidated Net Income for Subject Period: $___________

2. Consolidated Interest Charges for Subject Period: $___________
3. Income tax expense for Subject Period: $___________
4. Depreciation expenses for Subject Period: $___________
5. Amortization expenses for Subject Period: $___________
6. Non-cash impairment charges for Subject Period: $___________
7. Non-cash non-operating expenses for Subject Period: $___________
8. Non-cash equity compensation expenses for Subject Period: $___________
9. Cash or non-cash charges, including legal and advisor fees and other transaction expenses incurred in connection with permitted acquisitions or financing transactions for Subject Period: $___________
10. Net income (or loss) with respect to discontinued operations of the Company or any Subsidiaries during Subject Period: $___________
11. Other non-recurring or unusual expenses of the Company and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item in Subject Period or any future period: $___________
12. Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for Subject Period: $___________
13. Non-cash items that are both non-operating and non-recurring increasing Consolidated Net Income for Subject Period, but excluding such items in respect of which cash was received in a prior period or will be received in a future period: $___________
14. Consolidated EBITDA (Lines I.D.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11 – 12 – 13):  $___________
E. Consolidated Leverage Ratio ((Line A – Line B – Line C)  Line D.14):    to 1
Maximum permitted as set forth below:

Four Fiscal Quarters Ending	Maximum Consolidated Net Leverage Ratio (i) With respect to any fiscal quarter ended after the Closing Date and prior to the Amendment No. 2 Effective Date, the maximum Consolidated Net Leverage Ratio permitted by Section 7.04(a) shall be increased to 4.00 to 1.00 for such fiscal quarters that are within the four full fiscal quarters immediately following the consummation of a Material Acquisition by the Company or a Subsidiary, and (ii) commencing with the fiscal quarter ending April 1, 2022, the maximum Consolidated Net Leverage Ratio permitted by Section 7.04(a) shall be increased to 4.00 to 1.00 for the four consecutive full fiscal quarters immediately following the consummation of a Material Acquisition by the Company or a Subsidiary in the fiscal quarter ending October 1, 2021 (or any fiscal quarter thereafter).
December 31, 2018 through December 31, 2019	3.50 to 1.00
March 27, 2020	3.50 to 1.00
June 26, 2020	4.75 to 1.00
September 25, 2020	4.75 to 1.00
December 31, 2020	4.75 to 1.00
April 2, 2021	4.75 to 1.00
July 2, 2021	4.50 to 1.00
October 1, 2021	4.25 to 1.00
December 31, 2021	3.75 to 1.00
April 1, 2022 and each fiscal quarter thereafter	3.50 to 1.00

II. Section 7.04(b) – Consolidated Interest Coverage Ratio.
A. Consolidated EBITDA for Subject Period (from Line I.D.14): $___________
B. Consolidated Interest Charges for Subject Period:  $___________
C. Consolidated Interest Coverage Ratio (Line II.A ÷Line II.B) _________ to 1
Minimum required: 3.50 to 1.00

1 If this is not checked, this certificate will only be posted to Private side Lenders